A $190 Billion Weight-Loss Boom Has Exposed a Tissue-Restoration Gap
Today's Injectables Were Not Built to Fill

Conexeu Completes 12-Month Preclinical P.R.O.O.F Study, Supporting Its Intended Move Into
the $11 Billion Medical Aesthetics Market as a Platform¹

Study Highlights

• P.R.O.O.F study complete, marking an important catalyst. Conexeu has completed its P.R.O.O.F (Performance and Regeneration Outcomes of Flowable Collagen) preclinical program, which provides the evidence base behind the CXU™ platform's development direction and the Company's planned move into the medical aesthetics injectable market.

• What the study showed. Conexeu's 12-month preclinical study demonstrated: (i) objectives met for tissue restoration in a small-volume facial model, specifically the cheek; (ii) objectives met for tissue restoration in a large-volume, 200cc-equivalent model; and (iii) performance benchmarks met for a deliverable injectable. Full 12-month results are being prepared for peer-reviewed publication.

• What the benchmarks mean. To meet the minimum market standard for an aesthetic injectable, a material must clear two key mechanical thresholds: (i) injectability, meaning it can flow through a fine-gauge needle for precise placement; and (ii) volumizing performance, meaning it can hold shape and fullness after placement. CXU™ met both benchmarks. Full 12-month results are being prepared for peer-reviewed publication.

• The demand driver. The GLP-1 weight-loss drug market, the category behind Ozempic® and Wegovy®, reached roughly $79 billion in 2025 and is projected to more than double to approximately $190 billion by 2035.²,³

• The opening. The same weight-loss wave driving GLP-1 adoption has also exposed a tissue-restoration gap that today's aesthetics tools were not specifically designed to fill. That market gap is expected to nearly triple, from approximately $0.7 billion to $2.0 billion by 2030.³,⁴

• One platform, and a faster first path. CXU™ is being developed as a platform, not a single product. It is based on one formulation protected by a multi-jurisdictional patent estate spanning more than 40 jurisdictions, including the U.S., EU, Japan, and Australia, with protection pending in Canada. The Company plans to enter through a predicate-based 510(k) pathway in wound care, which targets a 90-day FDA review rather than the multi-year studies typically required for a new category, with submission planned for Q1 2027. That first clearance is expected to provide the foundation for the Company's planned expansion into aesthetics.

RENO, Nevada - July 7, 2026 - Conexeu Sciences Inc. (Nasdaq: CNXU) ("Conexeu" or the "Company"), a preclinical-stage biotechnology company advancing a tissue-restoration platform, today announced the completion of the P.R.O.O.F phase (Performance and Regeneration Outcomes of Flowable Collagen) of the preclinical program for its CXU™ platform. The completed phase provides the evidence base the Company has been building toward as it prepares for a focused first move into medical aesthetics.

"Our first regulatory step is a predicate-based 510(k) in wound care, which is intended to serve as the foundation for our planned move into aesthetics," said Miles Harrison, President and CEO of Conexeu Sciences. "GLP-1 is one of the defining medical stories of a generation. Its success has created an entirely new patient profile: people whose bodies have changed faster than the aesthetics industry was built to address. We believe no existing injectable was designed specifically for that gap. This phase of our preclinical program gives us an evidence base to continue advancing CXU™ toward that opportunity."

The Catalyst: What P.R.O.O.F Means

P.R.O.O.F, or Performance and Regeneration Outcomes of Flowable Collagen, is Conexeu's 12-month preclinical study and an important milestone in the development of the CXU™ platform. It does not represent a commercial launch or regulatory clearance. Instead, it marks the point at which the Company has completed a preclinical evidence package intended to support its continued advancement toward medical aesthetics.

The Three Evidence Pillars

Pillar One: Facial Tissue Restoration

In a small-volume facial application, the study met its objectives in a cheek model, demonstrating tissue restoration within the parameters established for the study.

Pillar Two: Large-Volume Tissue Restoration

In large-volume subcutaneous tissue, the study met its objectives in a 200cc-equivalent model, demonstrating tissue restoration at volumes relevant to potential future applications.

Pillar Three: Injectable Performance

The injectable aesthetics market has already established the core performance characteristics a material must meet. It must be injectable, meaning it can flow through a fine-gauge needle for precise placement. It must also demonstrate volumizing performance, meaning it can maintain shape and fullness after placement. CXU™ met these predefined performance benchmarks.

"Taken together, these three pillars provide evidence across facial applications, large-volume applications, and injectable performance," Harrison continued. "While additional development and regulatory work remain ahead, this phase of our preclinical program provides an important evidence base supporting the continued advancement of CXU™."

The Milestone Behind the Move

The completed 12-month preclinical study assessed tissue response to the CXU™ platform at multiple timepoints following intradermal and subcutaneous placement in an animal model. The study included histologic assessment of scaffold persistence, host-tissue response, tissue ingrowth, vascularization, integration, and remodeling.

The study included two arms: a small-volume facial arm observed across the full 12 months, and a larger-volume body arm designed to evaluate performance in a higher-volume soft-tissue setting.

The Company intends to submit the results for scientific presentation and peer-reviewed publication. To preserve the integrity of that process, Conexeu is not disclosing detailed findings, quantitative analyses, or individual histologic endpoints at this time.

A Platform, Not a Single Product

Conexeu is building CXU™ as one formulation and one platform, with an intellectual property strategy designed to match that approach. The core formulation is designed to provide a temporary structural environment that a patient's own tissue can populate. The Company's IP strategy is built around that single formulation rather than any one indication.

The hypothesis under evaluation is that this property is not limited to skin. The same scaffold designed to support dermal remodeling in facial tissue is also designed to support host-tissue ingrowth in other soft-tissue settings where a conforming scaffold is placed.

That single formulation is the asset. The same platform has been studied across soft-tissue applications, including wound care and dental soft tissue, with continued preclinical work in additional settings. Each application represents a distinct investigational direction, while sharing the platform's formulation and IP backbone.

The Company is advancing its completed data package toward scientific presentation and peer-reviewed publication. Its first regulatory step is a predicate-based 510(k) submission for its lead wound care device candidate, targeted for Q1 2027, subject to the completion of required testing, manufacturing activities, and regulatory documentation.

Subject to FDA review and clearance, wound care is expected to serve as the Company's initial commercial indication and the foundation from which Conexeu intends to expand the CXU™ platform into additional applications, including medical aesthetics.

About Conexeu Sciences Inc.
Architecting bioregeneration. Conexeu Sciences is a preclinical-stage regenerative tissue platform company. Our patented bioregenerative extracellular matrix (ECM) platform, CXU™, is built on a single structural principle: one formula, one device, designed to scale across multiple addressable markets.

Conexeu is targeting large, multi-billion-dollar end markets, including wound care, periodontal applications, and facial and body tissue restoration, including the tissue changes that can follow GLP-1 weight loss, with further expansion opportunities in 3D printing and biofabrication workflows and the veterinary market. The Company is advancing a predicate-based U.S. regulatory strategy with an anticipated 510(k) submission in early 2027 for its initial indication, subject to regulatory review.

Conexeu is led by an experienced leadership team with deep expertise in biomaterials, regenerative medicine, and medical device commercialization and development.

About CXU™
CXU™ is designed to restore soft tissue lost through injury, aging, and the tissue changes that can follow GLP-1 weight loss. The Company's lead device candidate, Ten-Minute Tissue™, is a thermosensitive extracellular matrix (ECM) that remains fluid at room temperature and is designed to transition to a stable gel in situ at body temperature within approximately ten minutes. In preclinical research, Ten-Minute Tissue™ has been characterized for host cell infiltration, vascular ingrowth, organized remodeling, a low-inflammatory profile, and lower fibrotic outcomes, conditions intended to support constructive remodeling.5

The platform is grounded in more than a decade of university preclinical research and protected by a multi-jurisdictional patent estate spanning more than 40 jurisdictions ( U.S., EU, Japan, and Australia, with protection pending in Canada) Conexeu owns the platform IP, holding all rights, title, and interest, with no royalty or licensing obligations, and intends to expand across new indications and markets.

References

1. Grand View Research, Aesthetic Injectable Market Report ($11.0B injectable aesthetics reference market).

2. Trademarks. Ozempic® and Wegovy® are registered trademarks of Novo Nordisk A/S. Conexeu is not affiliated with, endorsed by, or sponsored by Novo Nordisk. CXU™ and Ten-Minute Tissue™ are trademarks of Conexeu Sciences Inc.

3. Morgan Stanley, weight-loss drug (GLP-1) market outlook (roughly $79B in 2025 to approximately $190B by 2035).

4.Boston Consulting Group, Five Growth Imperatives for Medical Aesthetics in Times of Uncertainty, August 2025 (GLP-1-related aesthetic provider revenue $0.7B in 2025 to $2.0B by 2030).

5. Peer-reviewed preclinical publications characterizing the CXU™ ECM platform: Hartwell R., et al., Tissue Engineering Part A (2015) 21(5); 1085-1094; Journal of Burn Care & Research (2019); Advances in Wound Care (2021) 10(3); 113-122; Pakyari M., et al., Experimental Dermatology (2021) 31; 715-724; Alnojeidi H., et al., Gels (2022) 8; 49; Amiri N., et al., Gels (2023) 9; 542.

Media Contact
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Cautionary Statement

CXU™ and the Company's device candidates, including Ten-Minute Tissue™, are investigational and have not been cleared or approved by the U.S. Food and Drug Administration or any other regulatory authority for any use. Nothing in this news release should be interpreted as a claim that any Conexeu product is safe or effective, is available for sale, or has received regulatory clearance or approval. The P.R.O.O.F study is a preclinical, animal-model study. Preclinical results are not necessarily predictive of results in humans, and the Company is not disclosing detailed findings, quantitative data, or individual study endpoints at this time. These are preclinical findings; they have not been peer-reviewed, and clinical significance has not been established.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States securities laws. These statements relate to analysis and other information that are based on forecasts or future results, estimates of amounts not yet determinable, and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". We have based these forward-looking statements on our current expectations about future events or performance. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to: international, national and local general economic and market conditions; demographic changes; the early-stage, preclinical nature of the Company's device candidates, including B.R.E.A.S.T.™ and Ten Minute Tissue™, and the inherent uncertainty of preclinical and clinical development, including the possibility that preclinical results may not be predictive of clinical outcomes; preclinical study objectives described as met may not result in clinical benefit, regulatory clearance, or commercial success; third party market estimates disclosed herein, including GLP-1, aesthetics and injectable market figures may prove inaccurate or may not reflect the Company's addressable market; the investigational status of CXU™, which is not cleared or approved for marketing in any jurisdiction, and that no assurance can be given that any such clearance or approval will be obtained; risks associated with the Company's planned 510(k) submission, including the possibility that the submission may not be completed within the anticipated first-quarter 2027 timeframe or at all; the risk that the FDA may not accept the 510(k) submission as filed, may request additional information, data, or testing, or may determine that the device is not substantially equivalent to the identified predicate device; the risk that marketing clearance for the CXU™ wound-care device may not be obtained, may be delayed, or may be subject to conditions or limitations that affect the Company's commercial plans; changes in FDA regulatory policy, guidance, or review standards applicable to 510(k) submissions or the Company's identified predicate devices; the ability of the Company to sustain, manage or forecast its growth; the ability of the company to develop and commercialize its products; the ability of the Company to raise capital to complete its plans and fund its operations; the commercial viability of the contemplated processing plant; the continued availability of key leadership personnel; adverse publicity; competition and changes in the advanced wound care market, medical aesthetics market and tissue engineering and reconstruction; fluctuations and difficulty in forecasting operating results; business disruptions, such as technological failures and/or cybersecurity breaches. There can be no assurance that such statements will prove to be accurate as actual results, and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. The forward-looking statements included in this release are made only as of the date hereof. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of any offer to buy our securities.